Exhibit 21
Subsidiaries of Alliant Techsystems Inc.
as of March 31, 2014

All subsidiaries listed below are 100% owned except where noted.

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization

Advanced Arrow S. de R.L. de C.V.	Mexico - Baja California
Alliant Techsystems Operations LLC	Delaware
ATK Commercial Ammunition Company Inc.	Delaware
ATK Commercial Ammunition Holdings Company Inc.	Delaware
ATK Insurance Company	Vermont
ATK Launch Systems Inc.	Delaware
ATK Space Systems Inc.	Delaware
ATK Sporting Group LLC	Delaware
Bee Stinger, LLC	Delaware
Bolle (Canada) Incorporated	Canada - Nova Scotia
Bolle (N.Z.) Limited	New Zealand
Bolle America, Inc.	Delaware
Bolle Australia Pty Ltd	Australia
Bolle Inc.	Delaware
Bolle Protection SARL	France
Bushnell Corporation of Canada	Canada - Ontario
Bushnell Group Holdings, Inc.	Delaware
Bushnell Holdings, Inc.	Delaware
Bushnell Inc.	Delaware
Bushnell Outdoor Products Japan Limited	Japan
Bushnell Outdoor Products SAS	France
Bushnell Outdoor Products Spain, S.A.	Spain
Bushnell Performance Optics Asia Limited	Hong Kong
Bushnell Performance Optics Germany GmbH	Germany
Bushnell Performance Optics Italy S.r.l. (99% Ownership)	Italy
Bushnell Performance Optics Mexico S.A. de C.V.	Mexico - Mexico
Bushnell Performance Optics UK Limited	UK - England and Wales
Caliber Company	Delaware
COI Ceramics, Inc. (65% Ownership)	California
Double Bull Archery, Inc.	Minnesota
Eagle Industries del Caribe, Inc.	Puerto Rico
Eagle Industries International, Inc.	Bahamas
Eagle Industries Unlimited, Inc.	Missouri
Eagle Mayaguez, LLC	Missouri
Eagle New Bedford, Inc.	Missouri
Federal Cartridge Company*	Minnesota
Front Line Defense International, Inc.	Puerto Rico

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization
Gold Tip, LLC	Delaware
Michaels of Oregon Co.	Oregon
Mike's Holding Company	Oregon
Millett Industries	California
Night Optics USA, Inc.	California
Old WSR, Inc.	Delaware
OPT Holdings, Inc.	Delaware
Optronics Products Company, Inc.	Oklahoma
Primos, Inc.	Mississippi
Ramco Industries, Inc.	Indiana
Savage Arms (Canada), Inc.	Canada - Ontario
Savage Arms, Inc.	Delaware
Savage Range Systems, Inc.	Delaware
Savage Sports Corporation	Delaware
Savage Sports Holdings, Inc.	Delaware
Serengeti Eyewear, Inc.	New York
Stoney Point Products, Inc.	Minnesota
Tasco Holdings, Inc.	New York
Tasco Optics Corporation	New York
Tavister Limited	UK - England and Wales
ViviSat LLC (50% Ownersip)	Delaware

* Federal Cartridge Company also does business as ATK Accessories - BLACKHAWK!, ATK Accessories - RCBS, and ATK Ammunition - CCI/Speer.